EXHIBIT 99-B.4.1

                   =============================================================
                   Aetna Life Insurance and Annuity Company
                   Home Office: 151 Farmington Avenue
                   Hartford, Connecticut 06156
                   (800) 238-6219

                   You may call the toll free number shown above to request information about this Contract.

Aetna Life Insurance and Annuity Company, a stock company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
SPECIMEN

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Type of Plan
SPECIMEN

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Contract Holder
SPECIMEN

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Contract No.
SPECIMEN

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Contract Effective Date
SPECIMEN

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This Contract is delivered in [STATE] and is subject to the laws of that jurisdiction.

The variable features of the Group Contract are described in parts III, IV and V.

Right to Cancel
================================================================================

The Contract Holder may cancel this Contract within 10 days by returning it to the agent from whom it was purchased, or to Aetna at the address shown above. Within seven days of receiving the Contract at its home office, Aetna will return the amount of Certificate Holder Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, allocated to the Separate Account Subaccount(s).

This page and the pages that follow constitute the entire Contract.

Signed at the home office on the Contract Effective Date.


/s/ Thomas J. McInerney                       /s/ Kirk P. Wickman
President                                     Secretary

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT, IF WITHDRAWN BEFORE THE GUARANTEED TERM MATURITY DATE, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY RESULT IN AN INCREASE OR A DECREASE IN THE ACCOUNT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


GM-VA-99(PB)

Specifications

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Guaranteed       There is a minimum guaranteed rate for Purchase Payment(s) held
Rate             in the Guaranteed Account. (See Schedule - Accumulation
                 Period.)

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Deductions from  There will be deductions for mortality and expense risk,
the Separate     administrative and if applicable other fees.
Account

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Deduction from   Purchase Payment(s) may be subject to a deduction for premium
Purchase         taxes. (See Section III - Purchase Payment.)
Payment(s)

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Deferred Sales   There may be a charge deducted upon withdrawal. (See Schedule -
Charge           Accumulation Period.)

The Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. THE CONTRACT SETS FORTH, IN DETAIL, ALL OF THE RIGHTS AND OBLIGATIONS OF BOTH YOU AND AETNA UNDER THE CONTRACT. THEREFORE, IT IS IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                         Schedule - Accumulation Period

Death Benefit Option
================================================================================

Death Benefit Option I selected. (See Section IV -  Death Benefit Options.)

Separate Account
================================================================================

Separate Account

         Variable Annuity Account B

Charges to Separate Account

         A daily charge is deducted from any portion of the Account Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                Administrative Charge                           0.15%

                Mortality and Expense Risk Charge               1.25%
                                                                -----

                Total Separate Account Charges                  1.40%

Guaranteed Account
================================================================================

Minimum Guaranteed Rate

         3.0% (effective annual rate of return)

Separate Account and Guaranteed Account
================================================================================

Transfers

         An unlimited number of Transfers are allowed during the Accumulation Period. Aetna allows 12 free Transfers in any Account Year. Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee

         The annual Maintenance Fee is $30. If the Account Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

Separate Account and Guaranteed Account
================================================================================

Deferred Sales Charge

            For each withdrawal, the Deferred Sales Charge will be determined as follows:

                                                       Deferred Sales Charge
                  Length of Time from Receipt of         (as percentage of
                     Purchase Payment (Years)            Purchase Payment)
            ------------------------------------------------------------------

            Less than 3 years                                   8%

            3 or more but less than 4 years                     7%

            4 or more but less than 5 years                     6%

            5 or more but less than 6 years                     5%

            6 or more but less than 7 years                     4%

            7 or more  but less than 8                          3%

            8 years or more                                     0%

Premium Bonus

                               Net                            Premium
                   Cumulative Purchase Payments          Bonus Percentage
            ------------------------------------------------------------------

            $1,500 to $14,999                                  2.00%

            $15,000 to $2,499,999                              4.00%

            $2,500,000 or more                                 5.00%

            See Section I Definitions - "Premium Bonus" for determining eligibility to receive a Premium Bonus after the initial Purchase Payment.

Initial Purchase Payment Required

            $15,000 ($1,500 qualified plan). Aetna reserves the right to lower that amount.

Maximum Issue Age of Owner and Annuitant

            85

See Section I - DEFINITIONS for explanations.

                            Schedule - Annuity Period

Separate Account - Variable Annuity Payments
================================================================================

Charges to Separate Account

            A daily charge is deducted at an annual effective rate of 1.25% for mortality and expense risks. The administrative charge is established upon election of an Annuity Payout Option. This charge will not exceed 0.25%.

Assumed Interest Rate (AIR)

            If variable Annuity Payments are chosen, an AIR of 5.0% may be elected. If 5.0% is not elected, Aetna will use an AIR of 3.5%.

            The AIR factor for 3.5% per year is 0.9999058.

            The AIR factor for 5.0% per year is 0.9998663.

            If the portion of a variable Annuity Payment for any Subaccount is not to decrease, the annuity return factor under the Separate Account for that Subaccount must be:

            (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence if an AIR of 3.5% is chosen; or

            (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5% is chosen.

Transfers

            When variable Annuity Payments have been elected, 12 Transfers are allowed each Account Year among the Subaccounts available during the Annuity Period. Aetna reserves the right to allow more than 12 Transfers in an Account Year.

General Account - Fixed Annuity Payments
================================================================================

Minimum Guaranteed Interest Rate

            3.0% (effective annual rate of return)

See Section I - DEFINITIONS for explanations.

                         Schedule - Accumulation Period

Death Benefit Option
================================================================================

            Death Benefit Option I selected. (See Section IV - Death Benefit Options.)

Separate Account
================================================================================

Separate Account

            Variable Annuity Account B

Charges to Separate Account

            A daily charge is deducted from any portion of the Account Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                  Administrative Charge                              0.15%

                  Mortality and Expense Risk Charge                  1.25%
                                                                     -----

                  Total Separate Account Charges                     1.40%

Guaranteed Account
================================================================================

Minimum Guaranteed Rate

            3.0% (effective annual rate of return)

Separate Account and Guaranteed Account
================================================================================

Transfers

            An unlimited number of Transfers are allowed during the Accumulation Period. Aetna allows 12 free Transfers in any Account Year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee

            The annual Maintenance Fee is $30. If the Account Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

Separate Account and Guaranteed Account
================================================================================

Deferred Sales Charge

            For each withdrawal, the Deferred Sales Charge will be determined as follows:

                                                       Deferred Sales Charge
                  Length of Time from Receipt of         (as percentage of
                     Purchase Payment (Years)            Purchase Payment)
            --------------------------------------------------------------------

            Less than 2 years                                   7%

            2 or more but less than 3 years                     5%

            3 or more but less than 4 years                     4%

            4 or more but less than 5 years                     3%

            5 years or more                                     0%

Premium Bonus

                               Net                               Premium
                   Cumulative Purchase Payments             Bonus Percentage
            --------------------------------------------------------------------

            $1,500 to $14,999                                     2.00%

            $15,000 to $2,499,999                                 4.00%

            $2,500,000 or more                                    5.00%

            See Section I - Definitions - "Premium Bonus" to determine eligibility to receive a Premium Bonus after the initial Purchase Payment.

Initial Purchase Payment Required

            $15,000 ($1,500 qualified plan). Aetna reserves the right to lower that amount.

Maximum Issue Age of Owner and Annuitant

            85

See Section I - DEFINITIONS for explanations.

                            Schedule - Annuity Period

Separate Account - Variable Annuity Payments
================================================================================

Charges to Separate Account

            A daily charge is deducted at an annual effective rate of 1.25% for mortality and expense risks. The administrative charge is established upon election of an Annuity Payout Option. This charge will not exceed 0.25%.

Assumed Interest Rate (AIR)

            If variable Annuity Payments are chosen, an AIR of 5.0% may be elected. If 5.0% is not elected, Aetna will use an AIR of 3.5%.

            The AIR factor for 3.5% per year is 0.9999058.

            The AIR factor for 5.0% per year is 0.9998663.

            If the portion of a variable Annuity Payment for any Subaccount is not to decrease, the annuity return factor under the Separate Account for that Subaccount must be:

            (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence if an AIR of 3.5% is chosen; or

            (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5% is chosen.

Transfers

            When variable Annuity Payments have been elected, 12 Transfers are allowed each Account Year among the Subaccounts available during the Annuity Period. Aetna reserves the right to allow more than 12 Transfers in an Account Year.

General Account - Fixed Annuity Payments
================================================================================

Minimum Guaranteed Interest Rate

            3.0% (effective annual rate of return)

See Section I - DEFINITIONS for explanations.

                         Schedule - Accumulation Period

Death Benefit Option
================================================================================

            Death Benefit Option II selected. (See Section IV - Death Benefit Options.)

Separate Account
================================================================================

Separate Account

            Variable Annuity Account B

Charges to Separate Account

            A daily charge is deducted from any portion of the Account Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                  Administrative Charge                               0.15%

                  Mortality and Expense Risk Charge                   1.45%
                                                                      -----

                  Total Separate Account Charges                      1.60%

Guaranteed Account
================================================================================

Minimum Guaranteed Rate

            3.0% (effective annual rate of return)

Separate Account and Guaranteed Account
================================================================================

Transfers

            An unlimited number of Transfers are allowed during the Accumulation Period. Aetna allows 12 free Transfers in any Account Year. Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee

            The annual Maintenance Fee is $30. If the Account Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

Separate Account and Guaranteed Account
================================================================================

Deferred Sales Charge

            For each withdrawal, the Deferred Sales Charge will be determined as follows:

                                                          Deferred Sales Charge
                  Length of Time from Receipt of            (as percentage of
                     Purchase Payment (Years)               Purchase Payment)
            --------------------------------------------------------------------

            Less than 3 years                                      8%

            3 or more but less than 4 years                        7%

            4 or more but less than 5 years                        6%

            5 or more but less than 6 years                        5%

            6 or more but less than 7 years                        4%

            7 or more  but less than 8                             3%

            8 years or more                                        0%

Premium Bonus

                               Net                               Premium
                   Cumulative Purchase Payments             Bonus Percentage
            --------------------------------------------------------------------

            $1,500 to $14,999                                     2.00%

            $15,000 to $2,499,999                                 4.00%

            $2,500,000 or more                                    5.00%

            See Section I - Definitions - "Premium Bonus" to determine eligibility to receive a Premium Bonus after the initial Purchase Payment.

Initial Purchase Payment Required

            $15,000 ($1,500 qualified plan). Aetna reserves the right to lower that amount.

Maximum Issue Age of Owner and Annuitant

            75

See Section I - DEFINITIONS for explanations.

                            Schedule - Annuity Period

Separate Account - Variable Annuity Payments
================================================================================

Charges to Separate Account

            A daily charge is deducted at an annual effective rate of 1.25% for mortality and expense risks. The administrative charge is established upon election of an Annuity Payout Option. This charge will not exceed 0.25%.

Assumed Interest Rate (AIR)

            If variable Annuity Payments are chosen, an AIR of 5.0% may be elected. If 5.0% is not elected, Aetna will use an AIR of 3.5%.

            The AIR factor for 3.5% per year is 0.9999058.

            The AIR factor for 5.0% per year is 0.9998663.

            If the portion of a variable Annuity Payment for any Subaccount is not to decrease, the annuity return factor under the Separate Account for that Subaccount must be:

            (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence if an AIR of 3.5% is chosen; or

            (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5% is chosen.

Transfers

            When variable Annuity Payments have been elected, 12 Transfers are allowed each Account Year among the Subaccounts available during the Annuity Period. Aetna reserves the right to allow more than 12 Transfers in an Account Year.

General Account - Fixed Annuity Payments
================================================================================

Minimum Guaranteed Interest Rate

            3.0% (effective annual rate of return)

See Section I - DEFINITIONS for explanations.

                         Schedule - Accumulation Period

Death Benefit Option
================================================================================

            Death Benefit Option II selected. (See Section IV - Death Benefit Options.)

Separate Account
================================================================================

Separate Account

            Variable Annuity Account B

Charges to Separate Account

            A daily charge is deducted from any portion of the Account Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                  Administrative Charge                               0.15%

                  Mortality and Expense Risk Charge                   1.45%
                                                                      -----

                  Total Separate Account Charges                      1.60%

Guaranteed Account
================================================================================

Minimum Guaranteed Rate

            3.0% (effective annual rate of return)

Separate Account and Guaranteed Account
================================================================================

Transfers

            An unlimited number of Transfers are allowed during the Accumulation Period. Aetna allows 12 free Transfers in any Account Year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee

            The annual Maintenance Fee is $30. If the Account Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

Separate Account and Guaranteed Account
================================================================================

Deferred Sales Charge

            For each withdrawal, the Deferred Sales Charge will be determined as follows:

                                                          Deferred Sales Charge
                  Length of Time from Receipt of            (as percentage of
                     Purchase Payment (Years)               Purchase Payment)
            --------------------------------------------------------------------

            Less than 2 years                                      7%

            2 or more but less than 3 years                        5%

            3 or more but less than 4 years                        4%

            4 or more but less than 5 years                        3%

            5 years or more                                        0%

Premium Bonus

                               Net                               Premium
                   Cumulative Purchase Payments             Bonus Percentage
            --------------------------------------------------------------------

            $1,500 to $14,999                                     2.00%

            $15,000 to $2,499,999                                 4.00%

            $2,500,000 or more                                    5.00%

            See Section I - Definitions - "Premium Bonus" to determine eligibility to receive a Premium Bonus after the initial Purchase Payment.

Initial Purchase Payment Required

            $15,000 ($1,500 qualified plan). Aetna reserves the right to lower that amount.

Maximum Issue Age of Owner and Annuitant

            75

See Section I - DEFINITIONS for explanations.

                            Schedule - Annuity Period

Separate Account - Variable Annuity Payments
================================================================================

Charges to Separate Account

            A daily charge is deducted at an annual effective rate of 1.25% for mortality and expense risks. The administrative charge is established upon election of an Annuity Payout Option. This charge will not exceed 0.25%.

Assumed Interest Rate (AIR)

            If variable Annuity Payments are chosen, an AIR of 5.0% may be elected. If 5.0% is not elected, Aetna will use an AIR of 3.5%.

            The AIR factor for 3.5% per year is 0.9999058.

            The AIR factor for 5.0% per year is 0.9998663.

            If the portion of a variable Annuity Payment for any Subaccount is not to decrease, the annuity return factor under the Separate Account for that Subaccount must be:

            (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence if an AIR of 3.5% is chosen; or

            (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5% is chosen.

Transfers

            When variable Annuity Payments have been elected, 12 Transfers are allowed each Account Year among the Subaccounts available during the Annuity Period. Aetna reserves the right to allow more than 12 Transfers in an Account Year.

General Account - Fixed Annuity Payments
================================================================================

Minimum Guaranteed Interest Rate

            3.0% (effective annual rate of return)

See Section I - DEFINITIONS for explanations.

                                Table of Contents

I.  DEFINITIONS                                                    PAGE
      1.01  Account ............................................     8
      1.02  Account Effective Date .............................     8
      1.03  Account Value ......................................     8
      1.04  Account Year .......................................     8
      1.05  Accumulation Period ................................     8
      1.06  Adjusted Account Value .............................     8
      1.07  Annuitant ..........................................     8
      1.08  Annuity Payments ...................................     8
      1.09  Annuity Payout Options .............................     8
      1.10  Annuity Period .....................................     8
      1.11  Beneficiary ........................................     9
      1.12  Certificate Holder .................................     9
      1.13  Claim Date .........................................     9
      1.14  Code ...............................................     9
      1.15  Contract ...........................................     9
      1.16  Contract Holder ....................................     9
      1.17  Deferred Sales Charge ..............................     9
      1.18  Deposit Period .....................................     9
      1.19  Dollar Cost Averaging ..............................     9
      1.20  Fund(s) ............................................    10
      1.21  General Account ....................................    10
      1.22  Guaranteed Account .................................    10
      1.23  Guaranteed Rates - Guaranteed Account ..............    10
      1.24  Guaranteed Term ....................................    10
      1.25  Guaranteed Term(s) Groups ..........................    10
      1.26  Maintenance Fee ....................................    10
      1.27  Market Value Adjustment (MVA) ......................    11
      1.28  Matured Term Value .................................    11
      1.29  Maturity Date ......................................    11
      1.30  Maturity Value Transfer ............................    11
      1.31  Net Cumulative Purchase Payment ....................    11
      1.32  Premium Bonus ......................................    11
      1.33  Purchase Payment(s) ................................    11
      1.34  Reinvestment .......................................    11
      1.35  Separate Account ...................................    12
      1.36  Subaccount(s) ......................................    12
      1.37  Systematic Distribution Option .....................    12
      1.38  Transfers ..........................................    12
      1.39  Withdrawal Value ...................................    12
      1.40  Valuation Date .....................................    12

II. GENERAL PROVISIONS
      2.01  Change of Contract .................................    12
      2.02  Change of Fund(s) ..................................    13
      2.03  Nonparticipating Contract ..........................    13
      2.04  Payments and Elections .............................    13
      2.05  State Laws .........................................    13
      2.06  Control of Contract ................................    13
      2.07  Designation of Beneficiary .........................    14
      2.08  Misstatements and Adjustments ......................    14
      2.09  Incontestability ...................................    14
      2.10  Grace Period .......................................    14
      2.11  Individual Certificates ............................    14

III. PURCHASE PAYMENT, ACCOUNT VALUE, AND WITHDRAWAL PROVISIONS          PAGE
       3.01  Purchase Payment ........................................    14
       3.02  Premium Bonus ...........................................    15
       3.03  Certificate Holder's Account ............................    15
       3.04  Accumulation Units - Separate Account ...................    15
       3.05  Accumulation Unit Value - Separate Account ..............    15
       3.06  Net Investment Factor(s) - Separate Account .............    15
       3.07  Market Value Adjustment (MVA) ...........................    16
       3.08  Transfer of Account Value from the Subaccount(s) or
             Guaranteed Account During the Accumulation Period .......    17
       3.09  Notice to the Certificate Holder ........................    17
       3.10  Loans ...................................................    17
       3.11  Systematic Distribution Options .........................    17
       3.12  Liquidation of Withdrawal Value .........................    18
       3.13  Deferred Sales Charge ...................................    18
       3.14  Payment of Withdrawal Value .............................    18
       3.15  Payment of Adjusted Account Value .......................    19
       3.16  Reinstatement ...........................................    19

IV   DEATH BENEFIT
       4.01  Death Benefit Options ...................................    19
       4.02  Death Benefit Option I ..................................    19
       4.03  Death Benefit Option II .................................    20
       4.04  Options Available to Beneficiary ........................    21

V.   ANNUITY PAYOUT PROVISIONS
       5.01  Annuity Payout Options ..................................    22
       5.02  Annuity Payment Choices .................................    23
       5.03  Terms of Annuity Payout Options .........................    23
       5.04  Death of Annuitant/Beneficiary ..........................    24
       5.05  Annuity Units - Separate Account ........................    25
       5.06  Annuity Unit Value - Separate Account ...................    25
       5.07  Annuity Net Return Factor(s) - Separate Account .........    25

I.    DEFINITIONS
================================================================================

1.01  Account:

            A record that identifies contract values accumulated on each Certificate Holder's behalf.

1.02  Account Effective Date:

            The date on which an Account is established on a Certificate Holder's behalf.

1.03  Account Value:

            As of the most recent Valuation Date, the Account Value is equal to the total of the Purchase Payment(s) made to the Account;

            (a)   Plus any Premium Bonus amount;
            (b) Plus or minus the investment experience for the amount, if any, allocated to one or more of the Subaccounts;
            (c) Plus interest added to the amount, if any, allocated to the Guaranteed Account;
            (d)   Plus any additional amount deposited to the Account (see
                  Section IV - Death Benefit);
            (e)   Less the amount of any Maintenance Fee deducted;
            (f) Less any additional fee(s), charges, or taxes, if applicable, deducted;
            (g)   Less any amount(s) withdrawn; and
            (h)   Less amount(s) applied to an Annuity Payout Option.

1.04  Account Year:

            A period of twelve months measured from the Account Effective Date or an anniversary of such Account Effective Date.

1.05  Accumulation Period:

            The period during which the Purchase Payment(s) and Premium Bonus are applied to an Account to provide future Annuity Payment(s).

1.06  Adjusted Account Value:

            The Account Value plus or minus the aggregate Market Value Adjustment (MVA), if applicable, for the amount(s) allocated to the Guaranteed Account (see Section III - Market Value Adjustment).

1.07  Annuitant:

            The person on whose death, during the Accumulation Period, a death benefit becomes payable and on whose life or life expectancy the Annuity Payments are based under the Contract.

1.08  Annuity Payment(s):

            A series of payments for life, a definite period or a combination of the two. The Annuity Payments may be variable or fixed in amount or a combination of both.

1.09  Annuity Payout Options:

            The Certificate Holder may choose to receive Annuity Payments under one of the following options:

            (a)   For the life of one or two persons;
            (b)   For a stated period; or
            (c)   For some combination of (a) and (b).

1.10  Annuity Period:

            The period during which Annuity Payments are made.

1.11  Beneficiary:

            The individual(s) or entity(ies) entitled to receive any death benefit due under the Contract. Any designated Beneficiary has the right to name another Beneficiary. If the Account is owned by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will then be treated as the primary or contingent Beneficiary, as originally designated, unless and until changed by the new designated Beneficiary.

1.12  Certificate Holder:

            A person who purchases an interest in the Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

1.13  Claim Date:

            The date when proof of death and the Beneficiary's entitlement to the death benefit are received in good order at Aetna's home office. This is also the date that the excess of the death benefit over the Account Value, if any, is allocated to the money market fund available through the Separate Account.

1.14  Code:

            The Internal Revenue Code of 1986, as it may be amended from time to time.

1.15  Contract:

            The agreement between Aetna and the Contract Holder.

1.16  Contract Holder:

            The entity to which the Contract is issued.

1.17  Deferred Sales Charge:

            The charge that is applied to a Purchase Payment(s)upon withdrawal. This charge may be waived under certain circumstances or after a certain length of time (see Section III - Deferred Sales Charge).

1.18  Deposit Period:

            A day, a calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which a Purchase Payment(s), Transfer(s) and/or Reinvestment(s) may be allocated to one or more Guaranteed Account Guaranteed Terms. Aetna reserves the right to shorten or to extend the Deposit Period.

            During a Deposit Period, Aetna may offer any number of Guaranteed Terms and more than one Guaranteed Term of the same duration may be offered.

1.19  Dollar Cost Averaging:

            A program that permits the Certificate Holder to systematically transfer amounts from one of the available Subaccounts, or an available Guaranteed Account Guaranteed Term, to one or more of the Subaccounts. If the Certificate Holder elects a Guaranteed Account Guaranteed Term available for Dollar Cost Averaging, no MVA applies to amounts transferred under Dollar Cost Averaging. If Dollar Cost Averaging from a Guaranteed Account Guaranteed Term is discontinued before the end of the Dollar Cost Averaging period elected, Aetna will automatically transfer the balance to a Guaranteed Term of the same duration and an MVA will apply. The Certificate Holder may initiate a Transfer to another investment option and an MVA will apply. If a Guaranteed Term of the same duration is not available, Aetna will transfer the amount to the Guaranteed Term with the next shortest duration. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna reserves the right to establish and change terms and conditions governing Dollar Cost Averaging.

1.20  Fund(s):

            The open-end registered management investment companies whose shares are purchased by the Separate Account to fund the benefits provided by the Contract.

            The Funds, and the number of Funds, available during the Accumulation Period may be different from those available during the Annuity Period. Aetna reserves the right to limit the number of Funds available at any one time and to limit the number of investment options the Certificate Holder may select during the Accumulation Period and/or during the Annuity Period.

1.21  General Account:

            The account holding the assets of Aetna, other than those assets held in Aetna's separate accounts.

1.22  Guaranteed Account:

            A nonunitized separate account, established by Aetna under Connecticut Law that holds assets for Guaranteed Terms. There are no discrete units for this account. The Certificate Holder does not participate in any gain or loss resulting from the performance of the investments held in the account. Income, gains or losses realized or unrealized, are gains or losses of Aetna. Aetna liabilities, except for liabilities under the contract and reserves required by federal and state law, may not be charged against the nonunitized separate account.

1.23  Guaranteed Rates - Guaranteed Account:

            Aetna will declare the interest rate(s) applicable to a specific Guaranteed Term at the start of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for the period beginning with the first day of the Deposit Period and ending on the Maturity Date. Guaranteed Rates are credited beginning with the date of allocation. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the minimum Guaranteed Rate shown on the Schedule
            - Accumulation Period.

            For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

            Aetna may offer more than one Guaranteed Term of the same duration and credit one with a higher rate contingent upon use only with Dollar Cost Averaging.

1.24  Guaranteed Term:

            The period of time specified by Aetna for which a specific Guaranteed Rate(s) is offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available subject to Aetna's terms and conditions, including, but not limited to, Aetna's right to restrict allocations to new Purchase Payments (such as by prohibiting Transfers into a particular Guaranteed Term from any other Guaranteed Term or from any of the Subaccounts, or by prohibiting Reinvestment of a Matured Term Value to a particular Guaranteed Term). More than one Guaranteed Term of the same duration may be offered within the Contract.

1.25  Guaranteed Term(s) Groups:

            All Guaranteed Account Guaranteed Term(s) of the same duration (from the close of the Deposit Period until the designated Maturity Date).

1.26  Maintenance Fee:

            The Maintenance Fee (see Schedule - Accumulation Period) will be deducted during the Accumulation Period from the Account Value on each anniversary of the Account Effective Date and upon withdrawal of the entire Account Value.

1.27  Market Value Adjustment (MVA):

            An adjustment that may apply to an amount withdrawn or transferred from a Guaranteed Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given. The adjustment is expressed as a percentage of each dollar being withdrawn (see
            Section III- Market Value Adjustment).

1.28  Matured Term Value:

            The amount due on a Guaranteed Account Guaranteed Term's Maturity Date.

1.29  Maturity Date:

            The last day of a Guaranteed Account Guaranteed Term.

1.30  Maturity Value Transfer:

            During the calendar month following a Guaranteed Account Maturity Date, the Certificate Holder may notify Aetna's home office in writing to Transfer or withdraw all or part of the Matured Term Value, plus accrued interest at the new Guaranteed Rate, from the Guaranteed Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.31  Net Cumulative Purchase Payment:

            The sum of the Purchase Payments minus any amounts withdrawn.

1.32  Premium Bonus:

            A percentage of an applicable Purchase Payment (as shown on the Schedule-Accumulation Period) that is credited to a Certificate Holder's Account by Aetna. This amount is in addition to the Purchase Payment.

            The amount of Purchase Payment eligible for such Premium Bonus is equal to the Net Cumulative Purchase Payment amount minus the sum of Purchase Payments upon which a Premium Bonus has previously been paid.

1.33  Purchase Payment(s):

            The Purchase Payment(s) less premium taxes, if applicable, accepted by Aetna at its home office. Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

1.34  Reinvestment:

            Aetna will mail a notice to the Certificate Holder at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate(s), and projected Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.35  Separate Account:

            A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. The Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Separate Account, shall not be charged with other Aetna liabilities.

1.36  Subaccount(s):

            The portion of the assets of the Separate Account that is allocated to a particular Fund. Each Subaccount invests in the shares of only one corresponding Fund.

1.37  Systematic Distribution Option:

            An option elected by the Certificate Holder during the Accumulation Period which establishes a schedule of withdrawals to be made automatically from the Certificate Holder's Account.

1.38  Transfers:

            The movement of invested amounts among the available Subaccount(s) and/or any Guaranteed Account Guaranteed Term made available, subject to terms and conditions established by Aetna, during the Accumulation Period or the Annuity Period.

1.39  Withdrawal Value:

            The amount payable by Aetna upon the withdrawal of any portion of the Account Value.

1.40  Valuation Date:

            The date and time for which a Subaccount calculates its net asset value, usually from 4:00 p.m. Eastern time each day the New York Stock Exchange is open, to 4:00 p.m. the next such business day.

II.   GENERAL PROVISIONS
================================================================================

2.01  Change of Contract:

            Only an authorized officer of Aetna may change the terms of the Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity Payout Option which begins before the change.

            Aetna may make any change that affects the Market Value Adjustment (see Section III- Market Value Adjustment) with at least 30 days advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Guaranteed Term and will apply to all present and future Accounts.

            Any change that affects any of the following under the Contract will not apply to Accounts in existence before the effective date of the change:

            (a)   Account Value
            (b)   Guaranteed Rates - Guaranteed Account
            (c)   Purchase Payment
            (d)   Withdrawal Value
            (e)   Transfers
            (f)   Net Investment Factor(s) - Separate Account (see Section III)
            (g)   Minimum Guaranteed Interest Rates
            (h)   Annuity Unit Value - Separate Account (see Section V)
            (i)   Annuity Payout Options (see Section V).

            Any change that affects the Annuity Payout Options and the tables for the Annuity Payout Options may be made:

            (a)   No earlier than 12 months after the Account Effective Date;
                  and
            (b) No earlier than 12 months after the effective date of any prior change.

            Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under the Contract. The Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02  Change of Fund(s):

            The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if, in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03  Nonparticipating Contract:

            The Contract Holder, Certificate Holders or Beneficiaries will not have a right to share in the earnings of Aetna.

2.04  Payments and Elections:

            While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity Payments as and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity Payments required to be made will be paid in accordance with Section III - Death of Annuitant/Beneficiary. Aetna will determine other payments and/or elections as of the end of the Valuation Date in which the request is received at its home office. Such payments will be made within seven calendar days of receipt at its home office of a written claim for payment which is in good order, except as provided in Section III - Payment of Withdrawal Value.

2.05  State Laws:

            The Contract and Certificate comply with the laws of the state in which they are delivered. Any withdrawal, death benefit amount, or Annuity Payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity Payments.

2.06  Control of Contract:

            The Contract is between the Contract Holder and Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications. The Certificate Holder has all other rights to amounts held in his or her Account.

            Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by the Contract for his or her Account. Choices made under the Contract must be in writing. If the Account is owned jointly, both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's home office, Aetna may rely on any previous choices made.

            The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

            The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made under the Contract must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna.

2.07  Designation of Beneficiary:

            Each Certificate Holder shall name his or her Beneficiary and when designating the Beneficiary may elect to specify in writing the form of payment to the Beneficiary. Aetna will honor the specified form of payment to the extent permitted under section 72(s) of the Code. If the Account is owned jointly, both joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time unless an irrevocable Beneficiary is designated. Changes to a Beneficiary must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna. We will accept a change of Beneficiary designation after the date of death and treat such Beneficiary designation as in effect as of the date of death provided no portion of the death benefit has been paid. If the Account is owned jointly, at the death of one joint Certificate Holder, the survivor will be deemed the designated Beneficiary; any other Beneficiary on record will then be treated as a primary or a contingent Beneficiary, as originally designated unless and until changed by the new designated Beneficiary. If a designated Beneficiary defers taking payment of a death benefit, the designated Beneficiary has the right to name another Beneficiary.

2.08  Misstatements and Adjustments:

            If Aetna finds the age of any Annuitant to be misstated, the correct facts will be used to adjust payments.

2.09  Incontestability:

            After two years, the Contract will be incontestable.

2.10  Grace Period:

            The Contract will remain in effect even if Purchase Payments are not continued except as provided in the Payment of Adjusted Account Value provision (see Section III - Payment of Adjusted Account Value).

2.11  Individual Certificates:

            Aetna shall issue a certificate to each Certificate Holder. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III.  PURCHASE PAYMENT, ACCOUNT VALUE, AND WITHDRAWAL PROVISIONS
================================================================================

3.01  Purchase Payment:

            This amount is the actual Purchase Payment, less any premium taxes. Aetna reserves the right to pay premium taxes when due and deduct the amount from the Account Value when we pay the tax or at a later date.

            Each Purchase Payment will be allocated, as directed by the Certificate Holder, among:

            (a) Guaranteed Account Guaranteed Terms made available, subject to terms and conditions established by Aetna; and/or

            (b)   The Subaccount(s) offered through the Separate Account.

            For each Purchase Payment, the Certificate Holder shall tell Aetna the percentage of each Purchase Payment to allocate to any available Guaranteed Account Guaranteed Term and/or each Subaccount. Unless different allocation instructions are received for any additional Purchase Payment, the allocation will be the same as for the initial Purchase Payment. If the same Guaranteed Term is no longer available, the Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

3.02  Premium Bonus:

            A Premium Bonus of a certain percentage based on Net Cumulative Purchase Payment(s) will be allocated to the Account. The applicable percentage is shown on the Schedule - Accumulation Period. The eligibility for a Premium Bonus is determined in accordance with
            Section I - Definitions "Premium Bonus".

            The Premium Bonus will not be included in the Account Value and will be forfeited under the following circumstances:

            (a)   If the Certificate Holder exercises the right to cancel; or

            (b) If the Certificate Holder applies the Adjusted Account Value (minus any premium tax, if applicable) to any Annuity Payout Option to the extent that a Premium Bonus has been allocated within 24 months; or

            (c) If the Certificate Holder dies, to the extent that a Premium Bonus has been allocated after or within 12 months of the date of death.

            The Premium Bonus will be applied pro-rata to each Fund or Guaranteed Term in the same ratio as the Purchase Payment is allocated unless otherwise specified.

3.03  Certificate Holder's Account:

            Aetna will maintain an Account for each Certificate Holder.

            Aetna will declare from time to time the acceptability and the minimum amount for initial and additional Purchase Payments.

3.04  Accumulation Units - Separate Account:

            The portion of the Purchase Payment(s) applied to each Subaccount under the Separate Account will determine the number of accumulation units for that Subaccount. This number is equal to the portion of the Purchase Payment(s) applied to each Subaccount divided by the accumulation unit value (see Section III - Accumulation Unit Value Separate Account) for the Valuation Date in which the Purchase Payment is received in good order at Aetna's home office.

3.05  Accumulation Unit Value - Separate Account:

            An accumulation unit value is computed by multiplying the net investment factor for the current Valuation Date by the accumulation unit value for the previous Valuation Date. The dollar value of accumulation units, Separate Account assets, and variable Annuity Payments may go up or down due to investment gain or loss.

3.06  Net Investment Factor(s) - Separate Account:

            The net investment factor is used to measure the investment performance of a Subaccount from one Valuation Date to the next. The net investment factor for a Subaccount for any Valuation Date is equal to the sum of 1.0000 plus the net investment rate. The net investment rate equals:

            (a) The net assets of the Subaccount on the current Valuation Date; minus

            (b) The net assets of the Subaccount on the preceding Valuation Date; plus or minus

            (c) Taxes or provisions for taxes, if any, attributable to the operation of the Subaccount; divided by

            (d) The total value of the Subaccount's accumulation and annuity units on the preceding Valuation Date; minus

            (e) A daily charge for mortality and expense risks, administrative charges and any other fees deducted from investments in the Separate Account.

            The net investment rate may be either positive or negative.

3.07  Market Value Adjustment (MVA):

            An MVA will apply to any withdrawal from the Guaranteed Account before the end of a Guaranteed Term when the withdrawal is:

            (a) A Transfer (including a Transfer from a Guaranteed Account Guaranteed Term if Dollar Cost Averaging is discontinued); except for Transfers under Dollar Cost Averaging, or as specified in Section I - Maturity Value Transfer;

            (b)   A full or partial withdrawal (excluding a free withdrawal, see
                  Section III - Deferred Sales Charge), except for a payment made:

                  (1) Under a Systematic Distribution Option to the extent that it does not exceed 10% of the Account Value in an Account Year (an MVA will apply to any amount that exceeds 10% unless such amount is required to meet the minimum distribution requirements); or

                  (2) Under a qualified Contract, when the amount withdrawn is equal to the required minimum distribution for the Account calculated using a method permitted under the Code and agreed to by Aetna; or

            (c) Due to an election of Annuity Payout Option 1. Only a positive MVA will apply upon election of Annuity Payout Option 2 or 3 (see Section V - Annuity Payout Options).

            Full and partial withdrawals and Transfers made within six months after the date of the Annuitant's death will be the greater of:

            (a) The aggregate MVA amount which is the sum of all market value adjusted amounts resulting from a withdrawal(s). This total may be greater or less than the Account Value of those amounts; or

            (b) The applicable portion of the Account Value in the Guaranteed Account.

            After the six-month period, the withdrawal or Transfer will be the aggregate MVA amount, which may be greater or less than the Account Value of those amounts.

            Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                  (1 + i)^(x/365)
                  -------
                  (1 + j)^(x/365)

            Where:

                  i     is the Deposit Period yield
                  j     is the current yield
                  x     is the number of days remaining in the Guaranteed Term,
                        computed from Wednesday of the week of withdrawal.

            The Deposit Period yield will be determined as follows:

            (a) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

            (b) The Deposit Period yield is the average of those yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

            The current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period yield.

            In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.08 Transfer of Account Value from the Subaccount(s) or Guaranteed Account During the Accumulation Period:

            Before an Annuity Payout Option is elected, all or any portion of the Adjusted Account Value of the Certificate Holder's Account may be transferred from any Subaccount or Guaranteed Term of the Guaranteed Account:

            (a)   To any other Subaccount; or

            (b) To any Guaranteed Term of the Guaranteed Account made available in the current Deposit Period, subject to terms and conditions specified by Aetna.

            Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be withdrawn or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

            The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on the Schedule - Accumulation Period. Additional Transfers may be subject to a Transfer fee as shown on the Schedule
            - Accumulation Period.

            Amounts transferred from the Guaranteed Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of a Maturity Date are not subject to any Transfer fee and do not count against the annual number of free Transfers.

            Amounts allocated to Guaranteed Account Guaranteed Terms may not be transferred to the Subaccounts or to another Guaranteed Term during a Deposit Period or for 90 days after the close of a Deposit Period except for:

            (a) Matured Term Value(s) during the calendar month following the Maturity Date;
            (b)   Amounts applied to an Annuity Payout Option;
            (c)   Amounts transferred under the Dollar Cost Averaging program;
            (d)   Amounts distributed under a Systematic Distribution Option;
                  and
            (e) Amounts transferred by Aetna if Dollar Cost Averaging is discontinued.

3.09  Notice to the Certificate Holder:

            The Certificate Holder will receive quarterly statements from Aetna of:

            (a)   The value of any amounts held in:

                  (1)   The Guaranteed Account; and
                  (2)   The Subaccount(s) under the Separate Account;

            (b)   The number of any accumulation units; and

            (c)   The accumulation unit value.

            Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.10  Loans:

            Loans are not available under the Contract.

3.11  Systematic Distribution Options:

            Aetna may, from time to time, make one or more Systematic Distribution Options available during the Accumulation Period. When a Systematic Distribution Option is elected, Aetna will make automatic payments from the Certificate Holder's Account.

            Any Systematic Distribution Option will be subject to the following criteria:

            (a) Any Systematic Distribution Option will be made available on the basis of objective criteria consistently applied;

            (b) The availability of any Systematic Distribution Option may be limited by terms and conditions applicable to the election of such Systematic Distribution Option; and

            (c) Aetna may discontinue the availability of a Systematic Distribution Option at any time. Except to the extent required to comply with applicable law, discontinuance of a Systematic Distribution Option will apply only to future elections and will not affect Systematic Distribution Options in effect at the time an option is discontinued.

3.12  Liquidation of Withdrawal Value:

            All or any portion of the Account Value may be withdrawn at any time. Withdrawal requests may be submitted as a percentage of the Account Value or as a specific dollar amount. Purchase Payment amounts are withdrawn first, and then the excess value, if any. Partial withdrawal amounts are withdrawn on a pro rata basis from the Subaccount(s) and/or the Guaranteed Term(s) Groups of the Guaranteed Account in which the Account Value is invested. Within a Guaranteed Term Group, the amount to be withdrawn or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

            After deduction of the Maintenance Fee, if applicable, the withdrawn amount shall be reduced by a Deferred Sales Charge, if applicable. An MVA may apply to amounts withdrawn from the Guaranteed Account.

3.13  Deferred Sales Charge:

            The Deferred Sales Charge only applies to the Purchase Payment(s) portion withdrawn and varies according to the elapsed time since deposit (see Schedule - Accumulation Period). Purchase Payment amounts are withdrawn in the same order they were applied.

            No Deferred Sales Charge is deducted from any portion of the Purchase Payment which is paid:

            (a) To a Beneficiary due to the Annuitant's death before Annuity Payments start, up to a maximum of the aggregate Purchase Payment(s) minus the total of all partial surrenders and deductions made prior to the Annuitant's date of death;

            (b) For an Annuity Payout Option (see Section V - Annuity Payout Provisions);

            (c) For a full withdrawal of the Account where the Account Value is $2,500 or less and no withdrawals have been taken from the Account within the prior 12 months;

            (d)   By Aetna under Section III - Payment of Adjusted Account
                  Value;

            (e) Under a qualified Contract when the amount withdrawn is equal to the minimum distribution required by the Code for the Account, either paid under a Systematic Distribution Option or calculated by the Certificate Holder using a method permitted under the Code and agreed to by Aetna;

            (f) As a withdrawal of up to 10% of the Account Value on the Account anniversary in any Account Year less any amounts taken as a Systematic Distribution Option or as a required minimum distribution as described in (e) above. Aetna reserves the right to increase the percentage of the free withdrawal amount. The free withdrawal amount includes any Premium Bonus amount applied.

3.14  Payment of Withdrawal Value:

            Under certain emergency conditions, Aetna may defer payment:

            (a) For a period of up to six months (unless not allowed by state law); or
            (b)   As provided by federal law.

3.15  Payment of Adjusted Account Value:

            Upon 90 days written notice to the Certificate Holder, Aetna will terminate any Account if the Account Value becomes less than $2,500 immediately following any partial withdrawal. Aetna does not intend to exercise this right in cases where an Account is reduced to $2,500 or less solely due to investment performance. A Deferred Sales Charge will not be deducted from the Adjusted Account Value, however, any Premium Bonus applied within 12 months of the termination will be deducted from the Account Value.

3.16  Reinstatement:

            The Certificate Holder may reinstate the proceeds of a full withdrawal, subject to terms and conditions established by Aetna.

IV.   DEATH BENEFIT
================================================================================

4.01  Death Benefit Options:

            If the Certificate Holder or Annuitant dies before an Annuity Payout Option starts, the Beneficiary is entitled to a death benefit. If the Account is owned jointly, the death benefit applies at the death of the first joint Certificate Holder to die (see Section IV - Options Available to Beneficiary). The death benefit option selected is reflected on the Schedule-Accumulation Period.

4.02  Death Benefit Option I:

            The amount of the death benefit is determined as follows:

            (a)   Death of the Annuitant.

                  The death benefit calculated as of the Claim Date is the greater of:

                  (1) The sum of all Purchase Payment(s) made, adjusted for amount(s) withdrawn or applied to an Annuity Payout Option; or

                  (2) The Account Value on the Claim Date, less any Premium Bonus allocated to the Account after or within 12 months of the date of death.

                        On the Claim Date, if the amount of the death benefit is greater than the Account Value, the amount by which the death benefit exceeds the Account Value will be deposited and allocated to the money market fund available through the Separate Account.This increases the Account Value available to the Beneficiary to an amount equal to the death benefit.

                        The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. This amount may be greater or less than the amount of the death benefit on the Claim Date. The Beneficiary may elect a death benefit payment option as permitted in Section IV - Options Available to Beneficiary.

            (b) Death of the Certificate Holder if the Certificate Holder is not the Annuitant.

                  On the Claim Date, the amount of the death benefit equals the Account Value less any Premium Bonus allocated to the Account after or within 12 months of the date of death.

                  The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. A Deferred Sales Charge may apply to any full or partial payment of the death benefit. The Beneficiary may elect a death benefit payment option as permitted in Section IV - Options Available to Beneficiary.

            (c) Death of a spouse who becomes a successor Certificate Holder/Annuitant.

                  The amount of the death benefit paid to the Beneficiary at the death of a successor Certificate Holder/Annuitant is the greater of the values as described in (a) above except that in calculating (a)(1), the Account Value on the Claim Date for the prior Certificate Holder's death is treated as the initial Purchase Payment.

4.03  Death Benefit Option II:

            The amount of the death benefit is determined as follows:

            (a)   Death of the Annuitant.

                  The death benefit calculated as of the Claim Date is the greatest of:

                  (1) The sum of all Purchase Payment(s) made, adjusted for amount(s) withdrawn or applied to an Annuity Payout Option; or

                  (2) The Account Value on the Claim Date, less any Premium Bonus allocated to the Account after or within 12 months of the date of death; or

                  (3) The "Step-up Value" on the Claim Date less any Premium Bonus allocated to the Account after or within 12 months of the date of death.

                        On the Account Effective Date, the Step-up Value is equal to the Account Value. Thereafter, on each anniversary of the Account Effective Date until the anniversary immediately preceding the Annuitant's 85th birthday or death, whichever is earlier, the Step-up Value is equal to the greater of:

                        (a) The Step-up Value most recently calculated, adjusted for Purchase Payment(s) made, any Premium Bonus allocated and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year; or

                        (b) The Account Value on that anniversary of the Account Effective Date.

                        On each anniversary of the Account Effective Date after the Annuitant's 85th birthday, the Step-up Value shall equal the Step-up Value on the anniversary immediately preceding the Annuitant's 85th birthday, adjusted for Purchase Payment(s) made, Premium Bonus allocated and amounts withdrawn or applied to an Annuity Payout Option since that anniversary.

                        On the Claim Date, the Step-up Value shall equal the Step-up Value on the anniversary of the Account Effective Date immediately preceding the date of death, adjusted for Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option since that anniversary, less any Premium Bonus allocated to the Account after or within 12 months of the date of death.

            On the Claim Date, if the amount of the death benefit is greater than the Account Value, the amount by which the death benefit exceeds the Account Value will be deposited and allocated to the money market fund available through the Separate Account. This increases the Account Value available to the Beneficiary to an amount equal to the death benefit.

            The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. This amount may be greater or less than the amount of the death benefit on the Claim Date. The Beneficiary may elect a death benefit payment option as permitted in Section IV - Options Available to the Beneficiary.

            (b) Death of the Certificate Holder if the Certificate Holder is not the Annuitant.

                  On the Claim Date, the amount of the death benefit equals the Account Value less any Premium Bonus allocated to the Account after or within 12 months of the date of death.

                  The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. A Deferred Sales Charge may apply to any full or partial payment of the death benefit. The Beneficiary may elect a death benefit payment option as permitted in Section IV - Options Available to the Beneficiary.

            (c) Death of a spouse who becomes a successor Certificate Holder/ Annuitant.

                  The amount of the death benefit paid to the Beneficiary at the death of a successor Certificate Holder/Annuitant is the greater of the values as described in (a) above except that in calculating (a)(1), the Account Value on the Claim Date for the prior Certificate Holder's death is treated as the initial Purchase Payment.

4.04  Options Available to Beneficiary:

            Prior to any election, or until amounts must be otherwise distributed under this section, the Account Value will be retained in the Account. The Beneficiary has the right to allocate or reallocate any amount to any of the available investment options (subject to an MVA, if applicable). If the Certificate Holder has specified the form of payment to the Beneficiary, the death benefit will be paid as elected by the Certificate Holder in the Beneficiary designation, to the extent permitted by section 72(s) of the Code. If the Certificate Holder has not specified a form of payment, the Beneficiary may elect one of the following options.

            (a) When the Certificate Holder is the Annuitant or when the Certificate Holder is a nonnatural person, and the Annuitant dies:

                  (1) If the Beneficiary is the surviving spouse, the spousal Beneficiary will be the successor Certificate Holder and may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or (ii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                        (i)   Apply some or all of the Adjusted Account Value to
                              an Annuity Payout Option (see Section V); or
                        (ii)  Receive, at any time, a lump sum payment equal to
                              the Adjusted Account Value.

                  (2) If the Beneficiary is other than the surviving spouse, then options (i) or (ii) above apply. Any portion of the Adjusted Account Value not applied to an Annuity Payout Option within one year of the death must be distributed within five years of the date of death.

                  (3) If no Beneficiary exists, a lump sum payment equal to the Adjusted Account Value must be made to the Annuitant's estate within five years of the date of death.

                  (4) If the Beneficiary is an entity, a lump sum payment equal to the Adjusted Account Value must be made within five years of the date of death, unless otherwise permitted by IRS regulation or ruling.

            (b) When the Certificate Holder is not the Annuitant and the Certificate Holder dies:

                  (1) If the Beneficiary is the Certificate Holder's surviving spouse, the spousal Beneficiary will be the successor Certificate Holder and may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or (ii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                        (i)   Apply some or all of the Adjusted Account Value to
                              an Annuity Payout Option (see Section V); or
                        (ii)  Receive, at any time, a lump sum payment equal to
                              the Withdrawal Value.

                  (2) If the Beneficiary is other than the Certificate Holder's surviving spouse, then options (i) or (ii) under (1) above apply. Any portion of the death benefit not applied to an Annuity Payout Option within one year of the Certificate Holder's death must be distributed within five years of the date of death.

                  (3) If no Beneficiary exists, a lump sum payment equal to the Withdrawal Value must be made to the Certificate Holder's estate within five years of the date of death.

                  (4) If the Beneficiary is an entity, a lump sum payment equal to the Withdrawal Value must be made within five years of the date of death, unless otherwise permitted by IRS regulation or ruling.

            (c) When the Certificate Holder is a natural person and not the Annuitant and the Annuitant dies, the Beneficiary (or the Certificate Holder if no Beneficiary exists) may elect to:

                  (1) Apply all or some of the Adjusted Account Value to an Annuity Payout Option within 60 days of the date of death; or

                  (2) Receive a lump sum payment equal to the Adjusted Account Value.

V.    Annuity Payout Provisions
================================================================================

5.01  Annuity Payout Options:

      Annuity Payout Option 1 - Payments for a specified period:

            Payments are made for the number of years specified by the Certificate Holder. The number of years must be at least ten and not more than 30.

      Annuity Payout Option 2 - Life income based on the life of one Annuitant:

            When this option is elected, the Certificate Holder must choose one of the following:

            (a)   Payments cease at the death of the Annuitant;

            (b) Payments are guaranteed for a specified period from five to 30 years;

            (c) Cash refund: when the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity Payout Option (less any premium tax, if applicable) less the total amount of Annuity Payments made prior to such death. This cash refund feature is only available if the total amount applied to the Annuity Payout Option is allocated to a fixed Annuity Payments.

      Annuity Payout Option 3 - Life income based on the lives of two
      Annuitants:

            Payments are made for the lives of two Annuitants, one of whom is designated the primary Annuitant and the other the secondary Annuitant, and cease when both Annuitants have died. When this option is elected, the Certificate Holder must also choose one of the following:

            (a)   100% of the payment to continue after the first death;

            (b)   66 2/3% of the payment to continue after the first death;

            (c)   50% of the payment to continue after the first death;

            (d) 100% of the payment to continue after the first death and payments are guaranteed for a period of five to 30 years;

            (e) 100% of the payment to continue at the death of the secondary Annuitant and 50% of the payment to continue at the death of the primary Annuitant; or

            (f) 100% of the payment continues after the first death with a cash refund feature. When the primary Annuitant and secondary Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity Payout Option (less any premium tax) less the total amount of Annuity Payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity Payout Option is allocated to fixed Annuity Payments.

            If fixed Annuity Payments are chosen under Annuity Payout Option 1, 2 (a) or (b), or 3 (a) or (d), the Certificate Holder may elect, at the time the Annuity Payout Option is selected, an annual increase of one, two or three percent compounded annually.

            As allowed under applicable state law, Aetna reserves the right to offer additional Annuity Payout Options.

5.02  Annuity Payment Choices:

            The Certificate Holder may tell Aetna to apply the Adjusted Account Value (minus any premium tax, if applicable,) to any Annuity Payout Option The first Annuity Payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

            (a) The first day of the month following the Annuitant's 85th birthday; or

            (b) The tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity Payout Option, the Certificate Holder may tell Aetna to make a lump sum payment.

            When an Annuity Payout Option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

            (a)   Fixed Annuity Payments using the General Account;

            (b) Variable Annuity Payments using any of the Subaccount(s) available under the contract for the Annuity Period; or

            (c)   A combination of (a) and (b).

            If fixed Annuity Payments are chosen, the payment rate for the option chosen, shown on the tables immediately following, reflects at least the minimum guaranteed interest rate (see Schedule - Annuity Period), but may reflect a higher interest rate.

            If variable Annuity Payments are chosen, the initial Annuity Payment for the option elected reflects the Assumed Interest Rate (AIR) elected (see Schedule - Annuity Period). The Certificate Holder must allocate specified amounts among the Subaccounts available during the Annuity Period. Aetna reserves the right to limit the number of Subaccounts available at one time and to limit the number of Subaccounts the Certificate Holder may select during the Annuity Period. Subject to terms and conditions established by Aetna, the Certificate Holder may transfer all or any portion of the amount allocated to a Subaccount to another Subaccount. The number of Transfers allowed each year is shown on Schedule - Annuity Period.

            Transfer requests must be submitted as a percentage of the allocation among the Subaccounts. Aetna reserves the right to establish a minimum transfer amount. Transfers will be effective as of the Valuation Date in which Aetna receives a transfer request in good order at its home office.

5.03  Terms of Annuity Payout Options:

            (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

            (b) An Annuity Payout Option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity Payment amount and the minimum annual Annuity Payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

            (c) If fixed Annuity Payments are chosen Aetna will use the applicable current rate, based upon actual ages if it will provide higher fixed Annuity Payments.

            (d) For purposes of calculating the first payment of variable or guaranteed fixed Annuity Payments based on guaranteed rates, the primary Annuitant's and secondary Annuitant's adjusted age will be used. The primary Annuitant's and secondary Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity Payments commencement date reduced by one year for commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The primary Annuitant's and secondary Annuitant's age will be reduced by two years for commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The primary Annuitant's and secondary Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                  The attached payment rates for Annuity Payout Options 2 and 3 are based on mortality from 1983 Table a.

            (e) Assumed Interest Rate (AIR) is the interest rate used to determine the amount of the first payment under variable Annuity Payments as shown on Schedule - Annuity Period. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit), administrative charges and any other Separate Account fees if future variable Annuity Payments are to remain level, (see Schedule - Annuity Period).

            (f) Once elected, Annuity Payments cannot be commuted to a lump sum except for variable Annuity Payments under Annuity Payout Option 1. If such a lump sum is requested after the start of payments, it will be treated as a withdrawal and will be subject to any applicable Deferred Sales Charge (see Section I
                  - Deferred Sales Charge).

5.04  Death of Annuitant/Beneficiary:

            (a) Certificate Holder is the Annuitant: When the Certificate Holder is the Annuitant and the Annuitant dies under Annuity Payout Option 1 or 2(b), or both the primary Annuitant and the secondary Annuitant die under Annuity Payout Option 3(d), any remaining payments will continue to the Beneficiary, or if elected by the Beneficiary and not prohibited by the Certificate Holder in the Beneficiary designation, the present value of any remaining payments will be paid in one sum to the Beneficiary. If Annuity Payout Option 3 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

            (b) Certificate Holder is not the Annuitant: When the Certificate Holder is not the Annuitant and the Certificate Holder dies, any remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                  If the Annuitant dies under Annuity Payout Option 1 or 2(b), or both the primary Annuitant and secondary Annuitant die under Annuity Payout Option 3(d), any remaining payments will continue to the Beneficiary, or if elected by the Beneficiary and not prohibited by the Certificate Holder in the Beneficiary designation, the present value of any remaining payments will be paid in one sum to the Beneficiary. If Annuity Payout Option 3 has been elected and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

            (c) No Beneficiary Named/Surviving: If there is no Beneficiary, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

            (d) If the Beneficiary or the successor payee dies while receiving Annuity Payments, any remaining payments will continue to the successor Beneficiary/payee or upon election by the successor Beneficiary/payee, the present value of any remaining payments will be paid in one sum to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining payments will be paid in one sum to the Beneficiary's/payee's estate.

            (e) The present value will be determined as of the Valuation Date in which proof of death acceptable to Aetna and a request for payment is received at Aetna's home office.

5.05  Annuity Units - Separate Account:

            The number of annuity units is based on the amount of the first of the variable Annuity Payments which is equal to:

            (a) The portion of the Account Value applied to pay a variable Annuity Payments (minus any applicable premium tax); divided by

            (b)   1,000; multiplied by

            (c) The payment rate on the tables immediately following, for the option chosen.

            Such amount, or portion, of the variable Annuity Payments will be divided by the appropriate annuity unit value (see Section V - Annuity Unit Value - Separate Account) on the tenth Valuation Date before the due date of the first payment to determine the number of annuity units. The number of annuity units remains fixed. Each future payment is equal to the sum of the products of each annuity unit value multiplied by the appropriate number of annuity units. The annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

5.06  Annuity Unit Value - Separate Account:

            For any Valuation Date, an annuity unit value is equal to:

            (a)   The value for the previous Valuation Date; multiplied by

            (b) The annuity net return factor(s) (see Section V - Net Return Factor(s) - Separate Account) for the Valuation Date; multiplied by

            (c)   A factor to reflect the AIR (see Schedule - Annuity Period).

            The annuity unit value and the amount of Annuity Payments may go up or down due to investment gain or loss.

5.07  Net Return Factor(s) - Separate Account:

            The net return factor(s) are used to compute all variable Annuity Payments for any Subaccount.

            The net return factor for each Subaccount is equal to 1.0000000 plus the net return rate.

            The net return rate is equal to:

            (a) The value of the shares of the Subaccount at the end of a Valuation Date; minus

            (b) The value of the shares of the Subaccount at the start of the Valuation Date; plus or minus

            (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

            (d) The total value of the annuity units at the start of the Valuation Date; minus

            (e) A daily charge for mortality and expense risks, which may include profit, a daily administrative charge and any other fees deducted from investments in the Separate Account.

            A net return rate may be more or less than 0%.

            The value of a share of the Subaccount is equal to the net assets of the Subaccount divided by the number of shares outstanding.

            Annuity Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

                OPTION 1: Payments for a Specified Period

--------------------------------------------------------------------------------
                         Monthly Amount for Each $1,000*
          Rates for a Fixed Annuity with a 3% Guaranteed Interest Rate
--------------------------------------------------------------------------------
 Years              Payment              Years              Payment
--------------------------------------------------------------------------------
   10                $9.61                 21                $5.32
   11                 8.86                 22                 5.15
   12                 8.24                 23                 4.99
   13                 7.71                 24                 4.84
   14                 7.26                 25                 4.71
   15                 6.87                 26                 4.59
   16                 6.53                 27                 4.47
   17                 6.23                 28                 4.37
   18                 5.96                 29                 4.27
   19                 5.73                 30                 4.18
   20                 5.51
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      First Monthly Amount for Each $1,000*
                  Rates for a Variable Annuity with a 3.5% AIR
--------------------------------------------------------------------------------
 Years              Payment              Years              Payment
--------------------------------------------------------------------------------
   10                $9.83                 21                $5.56
   11                 9.09                 22                 5.24
   12                 8.46                 23                 5.24
   13                 7.94                 24                 5.09
   14                 7.49                 25                 4.96
   15                 7.10                 26                 4.84
   16                 6.76                 27                 4.73
   17                 6.47                 28                 4.63
   18                 6.20                 29                 4.53
   19                 5.97                 30                 4.45
   20                 5.75
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      First Monthly Amount for Each $1,000*
                   Rates for a Variable Annuity with a 5% AIR
--------------------------------------------------------------------------------
 Years              Payment              Years              Payment
--------------------------------------------------------------------------------
   10               $10.51                 21                $6.33
   11                 9.77                 22                 6.17
   12                 9.16                 23                 6.02
   13                 8.64                 24                 5.88
   14                 8.20                 25                 5.76
   15                 7.82                 26                 5.65
   16                 7.49                 27                 5.54
   17                 7.20                 28                 5.45
   18                 6.94                 29                 5.36
   19                 6.71                 30                 5.28
   20                 6.51
--------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

            Option 2: Life Income Based on the Life of One Annuitant

------------------------------------------------------------------------------------------------------------------------------------
                                               Monthly Payment Amount for Each $1,000*
                                     Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
                                      Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):
  Adjusted        Option 2(a):          payments            payments            payments            payments
   Age of         payments for         guaranteed          guaranteed          guaranteed          guaranteed         Option 2(c):
  Annuitant           life              5 years             10 years            15 years            20 years          Cash Refund
                 Male     Female     Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
     50         $4.27     $3.90     $4.26     $3.90     $4.22     $3.89     $4.17     $3.86     $4.08     $3.82     $4.04     $3.78
     51          4.34      3.97      4.33      3.96      4.30      3.95      4.23      3.92      4.14      3.88      4.10      3.84
     52          4.43      4.03      4.41      4.03      4.37      4.01      4.30      3.98      4.20      3.93      4.16      3.89
     53          4.51      4.10      4.50      4.10      4.45      4.08      4.37      4.04      4.26      3.99      4.23      3.95
     54          4.60      4.18      4.59      4.17      4.54      4.15      4.45      4.11      4.32      4.04      4.29      4.01

     55          4.70      4.25      4.68      4.25      4.62      4.22      4.53      4.18      4.39      4.11      4.37      4.07
     56          4.80      4.34      4.78      4.33      4.72      4.30      4.61      4.25      4.45      4.17      4.44      4.13
     57          4.91      4.42      4.89      4.41      4.82      4.38      4.69      4.32      4.51      4.23      4.52      4.20
     58          5.03      4.52      5.00      4.51      4.92      4.47      4.78      4.40      4.58      4.30      4.61      4.28
     59          5.15      4.61      5.12      4.60      5.03      4.56      4.87      4.48      4.65      4.37      4.69      4.35

     60          5.28      4.72      5.25      4.70      5.14      4.66      4.96      4.57      4.71      4.44      4.78      4.43
     61          5.43      4.83      5.39      4.81      5.27      4.76      5.06      4.66      4.78      4.51      4.88      4.52
     62          5.58      4.95      5.53      4.93      5.39      4.87      5.16      4.75      4.84      4.58      4.98      4.60
     63          5.74      5.08      5.69      5.05      5.53      4.98      5.26      4.85      4.90      4.65      5.09      4.70
     64          5.91      5.21      5.85      5.18      5.66      5.10      5.36      4.95      4.96      4.72      5.20      4.80

     65          6.10      5.36      6.03      5.32      5.81      5.22      5.46      5.05      5.02      4.79      5.31      4.90
     66          6.30      5.51      6.21      5.47      5.96      5.36      5.56      5.16      5.08      4.86      5.44      5.01
     67          6.51      5.67      6.41      5.63      6.12      5.50      5.66      5.26      5.13      4.93      5.56      5.12
     68          6.73      5.85      6.62      5.80      6.28      5.65      5.77      5.37      5.18      5.00      5.70      5.24
     69          6.97      6.04      6.84      5.98      6.44      5.80      5.86      5.49      5.23      5.06      5.84      5.37

     70          7.23      6.25      7.07      6.18      6.61      5.97      5.96      5.60      5.27      5.12      5.98      5.51
     71          7.51      6.47      7.32      6.39      6.79      6.14      6.05      5.71      5.31      5.18      6.14      5.65
     72          7.80      6.71      7.58      6.62      6.96      6.32      6.14      5.83      5.34      5.23      6.30      5.80
     73          8.12      6.98      7.85      6.86      7.14      6.50      6.23      5.94      5.37      5.28      6.47      5.96
     74          8.46      7.26      8.14      7.12      7.32      6.69      6.31      6.04      5.40      5.32      6.65      6.13

     75          8.82      7.57      8.45      7.40      7.50      6.89      6.38      6.14      5.42      5.35      6.83      6.31
------------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

            Option 2: Life Income Based on the Life of One Annuitant

-------------------------------------------------------------------------------------------------------------------
                                     First Monthly Payment Amount for Each $1,000*
                                      Rates for a Variable Annuity with 3.5% AIR
-------------------------------------------------------------------------------------------------------------------
                                       Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):
   Adjusted        Option 2(a):          payments            payments            payments            payments
    Age of         payments for         guaranteed          guaranteed          guaranteed          guaranteed
  Annuitant            life              5 years             10 years            15 years            20 years
                ---------------------------------------------------------------------------------------------------
                  Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
-------------------------------------------------------------------------------------------------------------------
      50         $4.56     $4.20     $4.55     $4.19     $4.51     $4.18     $4.45     $4.15     $4.36     $4.11
      51          4.64      4.26      4.62      4.25      4.58      4.24      4.51      4.21      4.42      4.16
      52          4.72      4.32      4.70      4.32      4.66      4.30      4.58      4.26      4.48      4.21
      53          4.80      4.39      4.79      4.38      4.74      4.36      4.65      4.32      4.53      4.27
      54          4.89      4.46      4.87      4.46      4.82      4.43      4.73      4.39      4.59      4.32

      55          4.99      4.54      4.97      4.53      4.91      4.50      4.80      4.46      4.65      4.38
      56          5.09      4.62      5.07      4.61      5.00      4.58      4.88      4.53      4.72      4.44
      57          5.20      4.71      5.17      4.70      5.10      4.66      4.96      4.60      4.78      4.50
      58          5.32      4.80      5.29      4.79      5.20      4.75      5.05      4.68      4.84      4.57
      59          5.44      4.90      5.41      4.88      5.31      4.84      5.14      4.76      4.91      4.63

      60          5.57      5.00      5.53      4.99      5.42      4.93      5.23      4.84      4.97      4.70
      61          5.71      5.11      5.67      5.09      5.54      5.03      5.32      4.93      5.03      4.77
      62          5.86      5.23      5.81      5.21      5.66      5.14      5.42      5.02      5.09      4.84
      63          6.02      5.36      5.97      5.33      5.79      5.25      5.51      5.11      5.16      4.91
      64          6.20      5.49      6.13      5.46      5.93      5.37      5.61      5.21      5.21      4.98

      65          6.38      5.64      6.31      5.60      6.07      5.49      5.71      5.31      5.27      5.05
      66          6.58      5.79      6.49      5.75      6.22      5.63      5.81      5.41      5.32      5.12
      67          6.79      5.95      6.69      5.91      6.38      5.76      5.91      5.52      5.38      5.18
      68          7.02      6.13      6.89      6.08      6.53      5.91      6.01      5.63      5.42      5.25
      69          7.26      6.32      7.11      6.26      6.70      6.06      6.11      5.74      5.47      5.31

      70          7.52      6.53      7.35      6.45      6.86      6.23      6.20      5.85      5.51      5.37
      71          7.80      6.75      7.59      6.66      7.03      6.39      6.29      5.96      5.54      5.42
      72          8.09      6.99      7.85      6.89      7.21      6.57      6.38      6.07      5.57      5.47
      73          8.41      7.26      8.12      7.13      7.38      6.75      6.46      6.17      5.60      5.51
      74          8.75      7.54      8.41      7.39      7.55      6.94      6.53      6.28      5.63      5.55

      75          9.12      7.85      8.71      7.66      7.73      7.13      6.61      6.38      5.65      5.59
-------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

            Option 2: Life Income Based on the Life of One Annuitant

-------------------------------------------------------------------------------------------------------------------
                                 First Monthly Payment Amount for Each $1,000*
                                    Rates for a Variable Annuity with 5% AIR
-------------------------------------------------------------------------------------------------------------------
                                       Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):
   Adjusted        Option 2(a):          payments            payments            payments            payments
    Age of         payments for         guaranteed          guaranteed          guaranteed          guaranteed
  Annuitant            life              5 years             10 years            15 years            20 years
                ---------------------------------------------------------------------------------------------------
                  Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
-------------------------------------------------------------------------------------------------------------------
      50         $5.48     $5.12     $5.46     $5.11     $5.41     $5.09     $5.34     $5.06     $5.24     $5.01
      51          5.55      5.17      5.53      5.17      5.48      5.14      5.40      5.11      5.29      5.05
      52          5.63      5.23      5.61      5.23      5.55      5.20      5.46      5.16      5.34      5.10
      53          5.71      5.30      5.69      5.29      5.62      5.26      5.53      5.22      5.40      5.15
      54          5.80      5.37      5.77      5.36      5.70      5.33      5.60      5.27      5.45      5.20

      55          5.89      5.44      5.86      5.43      5.79      5.39      5.67      5.34      5.51      5.25
      56          5.99      5.52      5.96      5.51      5.87      5.47      5.74      5.40      5.56      5.31
      57          6.10      5.60      6.06      5.59      5.97      5.54      5.82      5.47      5.62      5.37
      58          6.21      5.69      6.17      5.67      6.06      5.62      5.90      5.54      5.68      5.42
      59          6.33      5.79      6.29      5.77      6.17      5.71      5.98      5.61      5.74      5.48

      60          6.46      5.89      6.41      5.87      6.28      5.80      6.06      5.69      5.79      5.55
      61          6.60      6.00      6.55      5.97      6.39      5.90      6.15      5.77      5.85      5.61
      62          6.75      6.11      6.69      6.08      6.51      6.00      6.24      5.86      5.91      5.67
      63          6.91      6.23      6.84      6.20      6.64      6.10      6.33      5.95      5.96      5.73
      64          7.09      6.37      7.00      6.33      6.77      6.22      6.42      6.04      6.02      5.80

      65          7.27      6.51      7.18      6.46      6.91      6.34      6.52      6.13      6.07      5.86
      66          7.47      6.66      7.36      6.61      7.05      6.46      6.61      6.23      6.12      5.92
      67          7.68      6.82      7.55      6.76      7.20      6.60      6.70      6.33      6.16      5.99
      68          7.91      7.00      7.76      6.93      7.35      6.74      6.80      6.43      6.21      6.04
      69          8.15      7.19      7.98      7.11      7.51      6.89      6.89      6.54      6.25      6.10

      70          8.41      7.39      8.21      7.30      7.67      7.04      6.97      6.64      6.28      6.15
      71          8.69      7.62      8.45      7.51      7.83      7.21      7.06      6.74      6.32      6.20
      72          8.99      7.86      8.70      7.73      8.00      7.38      7.14      6.85      6.35      6.25
      73          9.31      8.12      8.97      7.97      8.16      7.55      7.21      6.95      6.37      6.29
      74          9.65      8.41      9.26      8.23      8.33      7.73      7.29      7.04      6.39      6.33

      75         10.02      8.72      9.55      8.50      8.50      7.92      7.35      7.14      6.41      6.36
-------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

------------------------------------------------------------------------------------------------------------------------------------
                                               Monthly Payment Amount for Each $1,000*
                                     Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
                                     Primary Annuitant is Female and Secondary Annuitant is Male
------------------------------------------------------------------------------------------------------------------------------------
       Adjusted Ages
----------------------------
                                                                                      payments
                                                                                     guaranteed
Primary         Secondary                                                             10 years
Annuitant       Annuitant      Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)       Option 3(e)      Option 3(f)
------------------------------------------------------------------------------------------------------------------------------------
     55            50             $3.75            $4.07             $4.26             $3.75            $3.98             $3.72
     55            55              3.88             4.25              4.47              3.87             4.06              3.85
     55            60              3.99             4.44              4.71              3.98             4.12              3.94

     60            55              4.06             4.47              4.71              4.06             4.37              4.02
     60            60              4.24             4.71              4.99              4.23             4.47              4.17
     60            65              4.38             4.97              5.32              4.38             4.54              4.29

     65            60              4.49             5.01              5.32              4.48             4.89              4.39
     65            65              4.72             5.33              5.70              4.71             5.02              4.59
     65            70              4.93             5.68              6.15              4.91             5.14              4.74

     70            65              5.07             5.75              6.17              5.05             5.60              4.87
     70            70              5.40             6.21              6.70              5.36             5.79              5.13
     70            75              5.69             6.68              7.32              5.62             5.96              5.29

     75            70              5.89             6.82              7.40              5.81             6.63              5.48
     75            75              6.37             7.45              8.15              6.23             6.92              5.78
     75            80              6.78             8.11              8.99              6.54             7.15              5.93
------------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

-------------------------------------------------------------------------------------------------------------------------
                                 First Monthly Payment Amount for Each $1,000*
                                  Rates for a Variable Annuity with 3.5% AIR
                          Primary Annuitant Is Female and Secondary Annuitant Is Male
-------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)      Option 3(b)       Option 3(c)      Option 3(d)       Option 3(e)
-------------------------------------------------------------------------------------------------------------------------
      55                50             $4.03             $4.36            $4.55             $4.03            $4.27
      55                55              4.16              4.54             4.76              4.15             4.34
      55                60              4.27              4.73             5.00              4.26             4.40

      60                55              4.34              4.76             5.00              4.34             4.65
      60                60              4.51              4.99             5.27              4.50             4.74
      60                65              4.66              5.25             5.61              4.65             4.82

      65                60              4.76              5.29             5.60              4.75             5.16
      65                65              4.99              5.61             5.99              4.98             5.30
      65                70              5.19              5.97             6.44              5.17             5.41

      70                65              5.34              6.03             6.46              5.31             5.88
      70                70              5.67              6.49             6.99              5.62             6.07
      70                75              5.95              6.96             7.61              5.87             6.23

      75                70              6.16              7.10             7.68              6.07             6.90
      75                75              6.64              7.73             8.43              6.48             7.19
      75                80              7.04              8.39             9.29              6.79             7.42
-------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

-------------------------------------------------------------------------------------------------------------------------
                                   First Monthly Payment Amount for Each $1,000*
                                     Rates for a Variable Annuity with 5% AIR
                            Primary Annuitant is Female and Secondary Annuitant is Male
-------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)      Option 3(b)       Option 3(c)      Option 3(d)       Option 3(e)
-------------------------------------------------------------------------------------------------------------------------
      55                50             $4.93             $5.27            $5.46             $4.93            $5.17
      55                55              5.04              5.44             5.66              5.04             5.23
      55                60              5.15              5.63             5.91              5.14             5.29

      60                55              5.21              5.65             5.89              5.21             5.53
      60                60              5.37              5.87             6.16              5.37             5.62
      60                65              5.52              6.14             6.51              5.51             5.70

      65                60              5.61              6.16             6.49              5.60             6.03
      65                65              5.83              6.49             6.87              5.82             6.15
      65                70              6.04              6.84             7.34              6.00             6.27

      70                65              6.17              6.90             7.33              6.13             6.73
      70                70              6.49              7.35             7.87              6.44             6.91
      70                75              6.77              7.84             8.51              6.68             7.07

      75                70              6.97              7.96             8.56              6.87             7.75
      75                75              7.45              8.60             9.33              7.27             8.04
      75                80              7.86              9.28            10.20              7.57             8.27
-------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

------------------------------------------------------------------------------------------------------------------------------------
                                               Monthly Payment Amount for Each $1,000*
                                     Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
                                     Primary Annuitant is Male and Secondary Annuitant is Female
------------------------------------------------------------------------------------------------------------------------------------
       Adjusted Ages
----------------------------
                                                                                      payments
                                                                                     guaranteed
Primary         Secondary                                                             10 years
Annuitant       Annuitant      Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)       Option 3(e)      Option 3(f)
------------------------------------------------------------------------------------------------------------------------------------
     55            50             $3.69            $4.05             $4.27             $3.69            $4.13             $3.67
     55            55              3.88             4.25              4.47              3.87             4.25              3.85
     55            60              4.06             4.47              4.71              4.06             4.36              4.02

     60            55              3.99             4.44              4.71              3.98             4.55              3.94
     60            60              4.24             4.71              4.99              4.23             4.70              4.17
     60            65              4.49             5.01              5.32              4.48             4.85              4.39

     65            60              4.38             4.97              5.32              4.38             5.10              4.29
     65            65              4.72             5.33              5.70              4.71             5.32              4.59
     65            70              5.07             5.75              6.17              5.05             5.54              4.87

     70            65              4.93             5.68              6.15              4.91             5.86              4.74
     70            70              5.40             6.21              6.70              5.36             6.18              5.13
     70            75              5.89             6.82              7.40              5.81             6.49              5.48

     75            70              5.69             6.68              7.32              5.62             6.92              5.29
     75            75              6.37             7.45              8.15              6.23             7.40              5.78
     75            80              7.07             8.34              9.16              6.78             7.85              6.17
------------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

-------------------------------------------------------------------------------------------------------------------------
                                     First Monthly Payment Amount for Each $1,000*
                                      Rates for a Variable Annuity with 3.5% AIR
                              Primary Annuitant is Male and Secondary Annuitant is Female
-------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)      Option 3(b)       Option 3(c)      Option 3(d)       Option 3(e)
-------------------------------------------------------------------------------------------------------------------------
      55                50             $3.97             $4.35            $4.56             $3.97            $4.42
      55                55              4.16              4.54             4.76              4.15             4.54
      55                60              4.34              4.76             5.00              4.34             4.64

      60                55              4.27              4.73             5.00              4.26             4.83
      60                60              4.51              4.99             5.27              4.50             4.98
      60                65              4.76              5.29             5.60              4.75             5.13

      65                60              4.66              5.25             5.61              4.65             5.39
      65                65              4.99              5.61             5.99              4.98             5.60
      65                70              5.34              6.03             6.46              5.31             5.81

      70                65              5.19              5.97             6.44              5.17             6.14
      70                70              5.67              6.49             6.99              5.62             6.47
      70                75              6.16              7.10             7.68              6.07             6.77

      75                70              5.95              6.96             7.61              5.87             7.20
      75                75              6.64              7.73             8.43              6.48             7.68
      75                80              7.33              8.62             9.45              7.02             8.13
-------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

           Option 3: Life Income Based on the Lives of Two Annuitants

-------------------------------------------------------------------------------------------------------------------------
                                 First Monthly Payment Amount for Each $1,000*
                                   Rates for a Variable Annuity with 5% AIR
                          Primary Annuitant Is Male and Secondary Annuitant is Female
-------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)      Option 3(b)       Option 3(c)      Option 3(d)       Option 3(e)
-------------------------------------------------------------------------------------------------------------------------
      55                50             $4.88             $5.26            $5.48             $4.88            $5.34
      55                55              5.04              5.44             5.66              5.04             5.43
      55                60              5.21              5.65             5.89              5.21             5.53

      60                55              5.15              5.63             5.91              5.14             5.73
      60                60              5.37              5.87             6.16              5.37             5.86
      60                65              5.61              6.16             6.49              5.60             6.01

      65                60              5.52              6.14             6.51              5.51             6.28
      65                65              5.83              6.49             6.87              5.82             6.47
      65                70              6.17              6.90             7.33              6.13             6.67

      70                65              6.04              6.84             7.34              6.00             7.03
      70                70              6.49              7.35             7.87              6.44             7.33
      70                75              6.97              7.96             8.56              6.87             7.62

      75                70              6.77              7.84             8.51              6.68             8.08
      75                75              7.45              8.60             9.33              7.27             8.55
      75                80              8.14              9.49            10.35              7.80             8.98
-------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

================================================================================

                    Aetna Life Insurance and Annuity Company

                       Home Office: 151 Farmington Avenue

                           Hartford, Connecticut 06156

                                 (800) 238-6219

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

================================================================================

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT, IF WITHDRAWN BEFORE THE GUARANTEED TERM MATURITY DATE, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY RESULT IN AN INCREASE OR A DECREASE IN THE ACCOUNT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


GM-VA-99(PB)